EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2012 relating to the consolidated financial statements of MillerCoors LLC, which appears in Molson Coors Brewing Company’s Annual Report on Form 10-K dated February 24, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 23, 2012